SHANK C&E INVESTMENTS, L.L.C.
INDEX TO FINANCIAL STATEMENTS

EXHIBIT 99.2

INDEPENDENT AUDITOR’S REPORT

To the Members
of Shank C&E Investments, L.L.C.

We have audited the accompanying balance sheets of Shank C&E Investments, L.L.C. (a Delaware limited liability company) as of December 31, 2004 and 2003 and the related statements of operations, changes in members’ equity, and cash flows for each of the three years in the period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shank C&E Investments, L.L.C. as of December 31, 2004 and 2003, and the results of its operations, changes in members’ equity and its cash flows for each of the three years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Thomas Leger & Co. L.L.P.

Houston, Texas
March 18, 2005

SHANK C&E INVESTMENTS, L.L.C.
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

ASSETS
	2004	2003
Current assets
Cash and cash equivalents	$168,507	$52,914
Certificates of deposit	1,130,601	1,414,457
Accounts receivable, net of allowance for doubtful accounts of $809,333 in 2004 and $337,793 in 2003	4,270,809	5,109,111
Inventories	130,481	140,810
Prepayments and deposits	113,214	154,987
Total current assets	5,813,612	6,872,279

Property and equipment, net	3,547,742	5,905,242
Total assets	$9,361,354	$12,777,521

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable and accrued liabilities	$1,201,276	$2,040,360
Bank line of credit	2,747,768	4,616,351
Current portion of long-term debt	1,996,956	1,198,165
Total current liabilities	5,946,000	7,854,876

Long-term debt, notes payable, equipment	--	1,889,414
Total liabilities	5,946,000	9,744,290

Members' equity	3,415,354	3,033,231
Total liabilities and members' equity	$9,361,354	$12,777,521

The accompanying notes are an integral part of these financial statements.

SHANK C&E INVESTMENTS, L.L.C.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002

Product sales and services	$36,556,712	$38,194,611	$33,153,376

Cost of products and services sold	34,832,736	37,059,227	32,245,568

Gross profit	1,723,976	1,135,384	907,808

Selling expenses	1,116,823	1,409,541	1,117,913
General and administrative expenses	1,726,835	2,487,803	1,401,472
Bad debt expense	547,016	877,490	230,280
Impairment of fixed assets to market value	1,100,595	--	--
Accrued environmental clean-up costs	50,000	--	--
Settlement expense	--	771,577	--
Operating loss	(2,817,293)	(4,411,027)	(1,841,857)

Interest expense	250,584	361,629	266,135
Net loss	$(3,067,877)	$(4,772,656)	$(2,107,992)

The accompanying notes are an integral part of these financial statements.

SHANK C&E INVESTMENTS, L.L.C.
STATEMENTS OF CHANGES IN MEMBERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

Members'
Equity

Balance, December 31, 2001	$ 2,836,992

Member contribution	4,402,302
Member distribution	(602,302)
Net loss for 2002	(2,107,992)
Balance, December 31, 2002	4,529,000

Member contribution	3,971,258
Member distribution	(521,256)
Member withdrawal	(173,115)
Net loss for 2003	(4,772,656)
Balance, December 31, 2003	3,033,231

Member contribution	3,749,920
Member distribution	(299,920)
Net loss for 2004	(3,067,877)
Balance, December 31, 2004	$3,415,354

The accompanying notes are an integral part of these financial statements.

SHANK C&E INVESTMENTS, L.L.C.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

	2004	2003	2002
Cash flows from operating activities
Net loss	$(3,067,877)	$(4,772,656)	$(2,107,992)
Adjustments to reconcile net income to net cash used by operating activities
Depreciation and amortization	1,203,747	1,156,588	617,943
Change in allowance for doubtful accounts	471,541	201,050	136,743
Interest earned on certificates of deposit	(16,065)	(26,325)	(31,338)
Impairment of fixed assets	1,100,595	--	--
Loss on disposition of assets	76,439	537,013	--
Loss on withdrawal of partner	--	94,531	--
(Increase) decrease in current assets:
Accounts receivable	366,761	(1,267,444)	(2,391,425)
Inventories	10,329	208,370	(52,509)
Prepayments and deposits	41,773	(18,429)	(96,112)
Increase (decrease) in current liabilities:
Accounts payable	(549,052)	471,759	99,154
Accrued liabilities	(290,031)	31,016	220,576
Net cash used by operating activities	(651,840)	(3,384,527)	(3,604,960)

Cash flows from investing activities
Purchases of property and equipment	(135,930)	(804,368)	(1,480,086)
Proceeds from disposal of property and equipment	247,650	65,221	--
Net cash provided(used) by investing activities	111,720	(739,147)	(1,480,086)

Cash flows from financing activities
Increase in contributed capital from members	3,749,920	3,840,359	3,052,848
Increase(decrease) in line of credit, net	(1,868,584)	1,703,151	2,613,200
Principal payments on debt	(1,225,623)	(1,444,040)	(514,820)
Net cash provided by financing activities	655,713	4,099,470	5,151,228

Net increase(decrease) in cash and cash equivalents	115,593	(24,204)	66,182
Cash and cash equivalents, beginning of period	52,914	77,118	10,936
Cash and cash equivalents, end of period	$168,507	$52,914	$77,118

Supplementary cash flows disclosures
Interest paid	$250,584	$361,629	$266,135

Non-cash investing and financing activities
Notes payable for purchase of equipment	135,000	1,561,130	2,866,069
Certificates of deposit contributed by members	--	130,899	1,349,454
Certificates of deposit withdrawn by members	299,920	521,257	602,302

The accompanying notes are an integral part of these financial statements.

SHANK C&E INVESTMENTS, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature Of Business and Organization

Shank C & E Investments, L.L.C., dba Shank Services (“Company”) is an independent wholesale distributor of bulk petroleum products, and provides heavy equipment hauling services. The Company focuses its sales and marketing efforts in the Houston, Dallas/Fort Worth and Austin, Texas metropolitan areas. The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. The Company is a limited liability company formed in the State of Delaware on November 8, 2001.

Use Of Estimates

In the preparation of its financial statements, the Company’s management makes estimates and assumptions in conformity with generally accepted accounting principles. These estimates and assumptions may affect the amounts reported for assets and liabilities, the appropriate disclosure of contingent resources and obligations as of the date of the financial statements and the reported amounts of revenues and expenses during specific twelve month reporting periods. In addition, actual results could differ from those results implicit in the estimates and assumptions.

Concentrations of Credit Risks

The Company maintains its cash balances in one financial institution located in Houston, Texas. Federal Deposit Insurance Corporation insures the balances up to $100,000. At December 31, 2004 and 2003, the Company did not have any uninsured cash balances.

Cash Equivalents

The Company considers investments with original maturities of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments include cash, certificates of deposit, receivables, payables and debt. The Company believes that the fair value of these financial instruments approximates their carrying amounts based on current market indicators, such as prevailing market rates.

SHANK C&E INVESTMENTS, L.L.C.
NOTES TO FINANCIAL STATEMENTS

Trade Receivables

Accounts receivable are due from customers within a broad range of industries and are generally unsecured. The Company provides for credit losses based on management’s evaluation of the receivable being collectible using current and historical performance of each customer. As of December 31, 2004 and 2003, the allowances for uncollectible amounts were $809,333 and $337,793, respectively.

Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market. Inventories consist primarily of diesel fuel, gasoline, oil and lubricants.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or amortization. Ordinary maintenance and repairs are expensed as incurred. Property and equipment are depreciated or amortized using the straight-line method over the asset’s estimated useful lives. Property and equipment balances and the estimated useful lives were as follows at the indicated dates:

	December 31,		Estimated
	2004	2003	Useful Lives

Fuel trucks, tanks and vehicles	$6,222,901	$6,349,722	5 - 25 years
Machinery and equipment	323,367	314,769	3 - 5 years
Furniture and fixtures	55,479	55,198	5 - 10 years
Leasehold improvements	195,644	195,644	Lesser of lease term or useful life
Computers and peripherals	414,392	406,216	3 years
	7,211,783	7,321,549

Less-accumulated depreciation and amortization	3,664,041	1,416,307
Property and equipment, net	$3,547,742	$5,905,242

Depreciation and amortization expense for the years ended December 31, 2004, 2003 and 2002 was $1,203,747, $1,156,588 and $617,943, respectively. There was an additional fixed asset impairment expense of $1,100,595 in 2004 to write assets down to their fair market value as determined by the sale of the net assets on February 18, 2005.

SHANK C&E INVESTMENTS, L.L.C.
NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123R "Share-Based Payment" (SFAS 123R). This statement revises SFAS No. 123, supersedes APB No. 25, and requires companies to recognize the cost of employee stock options and other awards of stock-based compensation based on the fair value of the award as of the grant date. Currently, this type of compensation expense is not reflected in the Company's Statement of Income. The effective date of this pronouncement is as of the beginning of the first interim or annual period that begins after June 15, 2005. The Company does not believe that adoption of SFAS 123R will have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB published the following two final FASB Staff Positions, effective immediately. FAS 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004," giving guidance on applying FASB Statement No. 109, Accounting for Income Taxes, to the tax deduction on qualified production activities provided by the American Jobs Creation Act of 2004. FAS 109-2 "Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004" provides guidance on the Act's repatriation provision. The Company is in the process of reviewing the FAS 109-1 and FAS 109-2; however, at this time the Company does not believe that the adoption of FAS 109-1 or FAS 109-2 will have a material impact on its financial position, results of operations or cash flows.

In November 2004, the FASB Emerging Issues Task Force (EITF) reached a consensus in applying the conditions in Paragraph 42 of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, in determining whether to report discontinued operations" (EITF 03-13). Evaluation of whether operations and cash flows have been eliminated depends on whether (1) continuing operations and cash flows are expected to be generated, and (2) the cash flows, based on their nature and significance, are considered direct or indirect. This consensus should be applied to a component that is either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. The Company recorded an impairment loss of $1,100,595 in 2004 to reflect the fair market value of the fixed assets as determined by the sale of the net assets on February 17, 2005.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - An Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal 2006, beginning on January 1, 2006. The Company does not believe that the adoption of SFAS No. 151 will have a material impact on its financial position, results of operations and cash flows.

SHANK C&E INVESTMENTS, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 2 - INDEBTEDNESS AND CAPITALIZED LEASES

A summary of indebtedness at December 31, 2004 and 2003 is as follows:

	2004	2003

$5,000,000 line of credit with interest ranging from 2.25% to 4% during December 31, 2003 and 2004, collateralized by certificates of deposit, accounts receivable, inventory, equipment, furniture, furnishings and fixtures and guaranteed by a member of the Company.	$2,747,768	$4,616,351
Individual notes (51) with 12 lending institutions collateralized by transportation equipment and sales tanks. The notes bear interest at rates from 2.9% to 12.5%. Terms are 1 to 4 years with payments (including interest) ranging from $500 to $8,800 per month. Eight of these notes are capitalized leases totaling $529,044 and $705,638 at December 31, 2004 and 2003, respectively. (a)	1,996,956	3,087,579
Total notes payable	4,744,724	7,703,930
Less current maturities	4,744,724	5,814,516
Long-term portion	$--	$1,889,414

(a) The Company leases trucks, trailers and a forklift under capital leases. The cost of the equipment under the capital leases is $834,765 with related accumulated depreciation of $142,245, $51,737 and $10,732 at December 31, 2004, 2003 and 2002, respectively. The following is a schedule of the future minimum lease payments under these capital leases together with the present value of the net minimum lease payments as of December 31, 2004:

Minimum lease payments	$586,845
Less amount representing interest	57,801
Present value of net minimum lease payments	$529,044

For the years ended December 31, 2004, 2003 and 2002, the Company incurred interest expense in the amount of $250,584, $361,629 and $266,135, respectively.

SHANK C&E INVESTMENTS, L.L.C.
NOTES TO FINANCIAL STATEMENTS

NOTE 3 - EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) savings and retirement plan for its employees. Company contributions to the plan were $44,856, $52,438 and $33,526 for the year ended December 31, 2004, 2003 and 2002, respectively.

NOTE 4 - COMMITMENTS AND CONTINGENCIES

Litigation

The Company is involved in legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

NOTE 5 - SUBSEQUENT EVENTS

On February 18, 2005, SMF Services, Inc, a wholly owned subsidiary of Streicher Mobile Fueling, Inc. acquired substantially all the assets and related business operations of the Company from its members. In accordance with the January 25, 2005 agreement between the Company and SMF Services, Inc. (“SSI”) SSI paid $5.2 million for the vehicles, trailers, tanks, other operating equipment, business interests and related intangibles of the Shank Services business, of which $3.3 million was paid in cash and $1.9 million in a two year deferred payment promissory note. Payment of the promissory note is subject to certain financial performance contingencies of the combined Texas operations of SSI and the Company operations during an eighteen month period ending December 31, 2005. SSI also purchased accounts receivable and inventory from the Company for approximately $3.0 million in cash. The total consideration for the acquisition was $7.7 million. SSI did not assume any material liabilities or debt of the Company. The Company has paid off substantially all the debt and liabilities as of the acquisition date and will satisfy any remaining liabilities deemed unpaid as required by its January 25, 2005 agreement with SSI.